SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2017

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

17 South Briar Hollow Lane, Suite 100 Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 3, 2017, the Company held its Annual Meeting of Shareholders for the purpose of electing eight directors and voting on an advisory resolution on executive compensation.  The voting was as follows:

1.	To elect eight directors to serve for the next year and until their successors are elected and qualified.

	Number of Shares
	For	Withheld	Broker Non-Votes
Thomas S. Smith	3,600,945	23,671	-
E. C. Reinauer, Jr.	3,588,691	35,925	-
Larry Bell	3,588,559	36,057	-
Townes Pressler	3,393,268	231,348	-
Michelle A. Earley	3,600,531	24,085	-
Murray E. Brasseux	3,587,684	36,932	-
Richard C. Jenner	3,588,741	35,875	-
W. R. Scofield	2,319,226	1,305,390	-

2.          To consider and act upon an Advisory Resolution on Executive Compensation.

Number of Shares

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,595,852	28,194	570	-

3.	To consider and act upon an Advisory Resolution on the Frequency of the shareholers’ Advisory Resolution on Executive Compensation.

Say When on Pay Information

					BROKER
PROP #	EVERY 1 YEAR	EVERY 2 YEARS	EVERY 3 YEARS	ABSTAIN	NON-VOTE
3	3,126,053	707	497,761	95	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: May 3, 2017	By:/s/ Josh C. Anders
Josh C. Anders
Chief Financial Officer